SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                           Circuit City Stores, Inc.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                           CIRCUIT CITY STORES, INC.

                               9950 MAYLAND DRIVE
                            RICHMOND, VIRGINIA 23233

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 17, 1997

TO THE HOLDERS OF CIRCUIT CITY STORES, INC. -- CIRCUIT CITY GROUP COMMON STOCK OR CIRCUIT CITY STORES, INC. -- CARMAX GROUP COMMON STOCK:

     The annual meeting of shareholders of Circuit City Stores, Inc. (the "Company") will be held at The Jefferson Hotel, Franklin and Adams Streets, Richmond, Virginia, on Tuesday, June 17, 1997, at 10:00 a.m., Eastern Daylight Time, for the following purposes:

     1. To elect three directors to three-year terms;

     2. To consider and vote upon a proposal to amend and restate the 1989 Non-Employee Directors Stock Option Plan; and

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only holders of record of shares of Circuit City Group Common Stock or CarMax Group Common Stock at the close of business on May 2, 1997, will be entitled to vote at the meeting and any adjournments thereof.

     Whether or not you plan to attend the meeting, please fill in, date, sign and return the enclosed proxy promptly in the return envelope provided.

     You are cordially invited to attend the meeting.

                                          By Order of the Board of Directors

                                          /s/ MICHAEL T. CHALIFOUX
                                          -------------------------------
                                          MICHAEL T. CHALIFOUX, SECRETARY

May 9, 1997

                                PROXY STATEMENT

     This Proxy Statement, mailed to holders of Circuit City Group Common Stock or CarMax Group Common Stock on or about May 9, 1997, is furnished in connection with the solicitation by Circuit City Stores, Inc. (the "Company") of proxies in the accompanying form for use at the annual meeting of shareholders to be held on June 17, 1997, and at any adjournments thereof. A copy of the annual report of the Company for the fiscal year ended February 28, 1997, is being mailed with this Proxy Statement.

     In addition to the solicitation of proxies by mail, the Company's officers and regular employees, without compensation other than regular compensation, may solicit proxies by telephone, telegraph, electronic means and personal interview. The Company also has retained Morrow & Co., Inc. of New York, New York, to assist in the solicitation of proxies of shareholders whose shares are held in street name by brokers, banks and other institutions at an approximate cost of $6,000 plus out-of-pocket expenses. The Company will bear the cost of all solicitation.

     Participants in the 1984 Circuit City Stores, Inc. Employee Stock Purchase Plan (the "Circuit City Stock Purchase Plan") will receive proxy soliciting material for the shares of Circuit City Group Common Stock held on each participant's behalf by First Union National Bank of North Carolina, as Custodian. Those proxies should be returned, properly executed, to the Custodian (not to the Company) in the envelope provided. The Custodian will vote returned proxies in accordance with the participants' instructions. If a participant does not vote his or her Circuit City Stock Purchase Plan shares, the Custodian will vote such shares in accordance with the recommendations of the Company's management.

     On May 2, 1997, the date for determining shareholders entitled to vote at the meeting, 98,230,743 shares of Circuit City Group Common Stock and 21,860,000 shares of CarMax Group Common Stock were outstanding and entitled to vote. References to "Common Stock" in this Proxy Statement refer to the Circuit City Group Common Stock and the CarMax Group Common Stock, collectively. The holders of both series of Common Stock will vote together as a single group at the meeting. Each outstanding share of Circuit City Group Common Stock entitles the holder thereof to one vote; each outstanding share of CarMax Group Common Stock entitles the holder thereof to 0.406 votes. The voting rights of the CarMax Group Common Stock have been determined from the recent market values of each series of Common Stock in accordance with the formula set forth in the Company's Articles of Incorporation.

     Any shareholder giving a proxy may revoke it at any time before it is voted by delivering another proxy or written notice of revocation to the Company's Secretary. A proxy, if executed and not revoked, will be voted for the election of the nominees for director named herein and for the proposal to amend and restate the 1989 Non-Employee Directors Stock Option Plan, unless it contains specific instructions to the contrary, in which event it will be voted in accordance with such instructions.

     A majority of the total votes entitled to be cast on matters to be considered at the meeting constitutes a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for quorum purposes and for all other matters as well. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present or represented at the meeting. Broker Shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present at such meeting.

     The election of each nominee for director requires the affirmative vote of the holders of the shares representing a plurality of the votes cast in the election of directors. Votes that are withheld and Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast and, therefore, will have no effect on the election of directors. Action on all other matters to come before the meeting, including the approval of the amendment and restatement of the 1989 Non-Employee Directors Stock Option Plan, requires that the votes cast in favor of the action exceed the votes cast against it. Abstentions and Broker Shares that are not voted are not considered cast either for or against a matter and, therefore, will have no effect on the outcome.

                       ITEM ONE -- ELECTION OF DIRECTORS

     The Company's Board of Directors presently consists of 11 directors, who are divided into three classes with staggered terms. The terms of Michael T. Chalifoux, Barbara S. Feigin, Theodore D. Nierenberg and Edward Villanueva as directors of the Company will expire at the time of the annual meeting of shareholders. Mr. Nierenberg has declined to stand for reelection due to his retirement. The Company recommends the reelection of Ms. Feigin and Messrs. Chalifoux and Villanueva. The size of the Board will be reduced to 10 members at the time of the annual meeting.

     Although all the nominees have indicated their willingness to serve if elected, if at the time of the meeting any nominee is unable to or unwilling to serve, shares represented by properly executed proxies will be voted at the discretion of the persons named therein for such other person as the Board may designate.

     Information, including their business experience for the past five years, about the nominees for election as directors and about other directors of the Company whose terms of office do not expire this year appears below.

NOMINEES FOR ELECTION TO THREE-YEAR TERMS

[PICTURE]           MICHAEL T. CHALIFOUX, 50, Senior Vice President, Chief Financial Officer and Secretary of
                    the Company. Mr. Chalifoux joined the Company in 1983 as Corporate Controller and was elected Vice President and Chief Financial Officer in 1988. He became Senior Vice
                    President and Chief Financial Officer in 1990 and became Secretary in 1993. He has been a director of the Company since 1991.

[PICTURE]           BARBARA S. FEIGIN, 59, Executive Vice President and Worldwide Director of Strategic
                    Services of Grey Advertising, Inc., the principal business of which is advertising and marketing communications. Ms. Feigin has held her current position for the past 13 years.
                    She is a director of VF Corporation. She has been a director of the Company since 1994.

[PICTURE]           EDWARD VILLANUEVA, 62, financial consultant since 1987. In addition, Mr. Villanueva served as acting President and Chief Financial Officer of Richfood Holdings, Inc. from January
                    1990 to May 1990 and August 1990, respectively. He is a director of Richfood Holdings,
                    Inc. Mr. Villanueva was employed by the Company from 1967 to 1987. He has been a director of the Company since 1978.

DIRECTORS WHOSE TERMS DO NOT EXPIRE THIS YEAR

[PICTURE]           RICHARD N. COOPER, 62, Professor of Economics at Harvard University since 1981. He is a director of the Phoenix Home Mutual Life Insurance Co. and the Warburg-Pincus Funds. He
                    has been a director of the Company since 1983. His present term will expire in 1998.

[PICTURE]           HUGH G. ROBINSON, 64, Chairman and Chief Executive Officer, The Tetra Group, a consulting firm that provides construction management and business development services, since 1989.
                    Mr. Robinson is a retired Major General from the United States Army. He is a director of
                    A.H. Belo Corporation, TU Electric, Columbus Realty Trust, Guaranty Federal Savings Bank
                    and Smith Environmental Technologies. He has been a director of the Company since 1995.
                    His present term will expire in 1999.

[PICTURE]           WALTER J. SALMON, 66, Stanley Roth Senior Professor of Retailing, Harvard Business School,
                    since 1980. Mr. Salmon is a director of Hannaford Bros. Company; Luby's Cafeterias, Inc.;
                    The Neiman Marcus Group; Harrah's Entertainment, Inc. and The Quaker Oats Company. He has
                    been a director of the Company since 1992. His present term will expire in 1999.

[PICTURE]           MIKAEL SALOVAARA, 43, Partner, Greycliff Partners, since 1991. Mr. Salovaara was a Limited
                    Partner of The Blackstone Group L.P. from 1994 to 1996. The principal business of
                    Greycliff Partners and The Blackstone Group L.P. is merchant banking. He was a General
                    Partner of Goldman, Sachs & Co., an investment banking firm, where he was employed from
                    1980 to 1991. He is a director of Granite Broadcasting Corporation. He has been a director of the Company since 1995. His present term will expire in 1999.

[PICTURE]           RICHARD L. SHARP, 50, Chairman of the Board and Chief Executive Officer of the Company.
                    Mr. Sharp joined the Company as an Executive Vice President in 1982. He was President of
                    the Company from June 1984 to March 1997 and became Chief Executive Officer in 1986 and
                    Chairman of the Board in 1994. He is a director of James River Corporation and Flextronics
                    International, Ltd. He has been a director of the Company since 1983. His present term will expire in 1998.

[PICTURE]           JOHN W. SNOW, 57, Chairman, President and Chief Executive Officer, CSX Corporation, a
                    transportation company. Mr. Snow was elected President and Chief Executive Officer in 1989 and added the title of Chairman in 1991. He is a director of Bassett Furniture Industries
                    Inc., NationsBank Corporation, Textron Inc. and USX Corporation. He has been a director of the Company since 1996. His present term will expire in 1999.

[PICTURE]           ALAN L. WURTZEL, 63, Vice Chairman of the Board of the Company. Mr. Wurtzel joined the
                    Company in 1966, was elected President in 1970 and served as Chief Executive Officer from
                    1972 to 1986. He also served as Chairman of the Board from 1984 until 1994, when he became
                    Vice Chairman. He is a director of Dollar Tree Stores, Inc. He has been a director of the
                    Company since 1966. His present term will expire in 1998.

                       BENEFICIAL OWNERSHIP OF SECURITIES

     The following table sets forth information about the equity securities of the Company beneficially owned as of February 28, 1997, by (i) each executive officer named in the Summary Compensation Table; (ii) each director of the Company; (iii) all directors and executive officers as a group; and (iv) each person who is known by the Company to own beneficially more than 5 percent of the outstanding shares of Circuit City Group Common Stock or CarMax Group Common Stock. Unless otherwise noted, each individual has sole voting power and sole investment power with respect to securities beneficially owned.

                                                                 SHARES OF                       SHARES OF
                                      CIRCUIT CITY GROUP    CIRCUIT CITY GROUP                 CARMAX GROUP
                                     OPTION SHARES WHICH       COMMON STOCK                    COMMON STOCK
                                       MAY BE ACQUIRED      BENEFICIALLY OWNED    PERCENT   BENEFICIALLY OWNED    PERCENT
                                     WITHIN 60 DAYS AFTER          AS OF            OF             AS OF            OF
                NAME                  FEBRUARY 28, 1997    FEBRUARY 28, 1997 (1)  SERIES   FEBRUARY 28, 1997 (2)  SERIES
---------------------------------------------------------  ---------------------  -------  ---------------------  -------
NAMED EXECUTIVE OFFICERS

Richard L. Sharp**                           482,110                1,459,705       1.5%                  0
Richard S. Birnbaum                          105,456                  183,217        *                    0
John A. Fitzsimmons                           56,250                   93,301        *                    0
Michael T. Chalifoux**                       113,408                  194,231        *                    0
W. Alan McCollough                           105,728                  145,852        *                    0

DIRECTORS

Richard N. Cooper                              9,983                   39,053        *                    0
Barbara S. Feigin                                  0                      500        *                    0
Theodore D. Nierenberg                        13,773                   80,119 (3)    *                    0
Hugh G. Robinson                                   0                        0        *                    0
Walter J. Salmon                               4,163                   12,763        *                    0
Mikael Salovaara                                   0                    2,000 (4)    *                    0
John W. Snow                                       0                        0        *                    0
Edward Villanueva                              4,579                  250,109 (5)    *                    0
Alan L. Wurtzel                                9,983                  494,301 (6)    *                    0

All directors and executive officers
as a group (17 persons)                    1,033,257                3,150,173 (7)   3.2%                  0

BENEFICIAL OWNERS OF MORE THAN 5%

FMR Corp.                                        N/A               14,236,208 (8)  14.5%                  N/A
82 Devonshire Street
Boston, MA 02109

The Capital Group Companies, Inc.                N/A                8,886,290 (9)   9.1%          3,394,300 (10)  15.5%
333 South Hope Street
Los Angeles, CA 90071

The Equitable Companies Incorporated             N/A                      N/A                     6,459,310 (11)  29.6%
787 Seventh Avenue
New York, NY 10019

---------------

* Less than 1 percent of the Series, based on the number of shares of Circuit City Group Common Stock or CarMax Group Common Stock outstanding on May 2, 1997.

** Messrs. Sharp and Chalifoux are also directors of the Company.

(1) Includes the shares of Circuit City Group Common Stock that could be acquired through exercise of stock options within 60 days after February 28, 1997.

 (2) No shares of CarMax Group Common Stock could be acquired through exercise of stock options within 60 days after February 28, 1997.

 (3) Includes 31,000 shares owned by Mr. Nierenberg's wife. Mr. Nierenberg disclaims beneficial ownership of such 31,000 shares.

 (4) Includes 1,000 shares held by Mikael Salovaara and B.A.S. Salovaara Foundation Trust. Mr. Salovaara disclaims beneficial ownership of such 1,000 shares.

 (5) Includes 16,600 shares held by Mr. Villanueva as trustee of trusts for the benefit of his children. Mr. Villanueva disclaims beneficial ownership of such 16,600 shares.

 (6) Includes 153,200 shares held by Mr. Wurtzel as trustee of trusts for the benefit of his children, 251,118 shares held by Alan Wurtzel Revocable Trust and 80,000 shares held by Alan Wurtzel Charitable Remainder Unitrust. Mr. Wurtzel disclaims beneficial ownership of all the aforementioned shares.

 (7) Beneficial ownership is disclaimed for a total of 565,657 shares.

 (8) Information concerning the Circuit City Group Common Stock beneficially owned by FMR Corp. as of December 31, 1996, was obtained from a Schedule 13G dated February 14, 1997. According to this filing, the interest of one entity, Fidelity Advisor Growth Opportunities Portfolio, an investment company registered under the Investment Company Act of 1940, amounted to 4,901,700 shares or 5.0 percent of the outstanding shares of Circuit City Group Common Stock. The filing indicates that of the 14,236,208 shares beneficially owned, FMR Corp. has sole voting power for 546,168 shares, shared voting power for 4,000 shares, sole dispositive power for 14,232,208 shares and shared dispositive power for 4,000 shares.

 (9) Information concerning the Circuit City Group Common Stock beneficially owned by The Capital Group Companies, Inc. as of December 31, 1996, was obtained from a Schedule 13G dated February 12, 1997. According to this filing, the interest of one entity, Capital Research and Management Company, an investment adviser registered under the Investment Advisers Act of 1940, amounted to 6,949,300 shares or 7.1 percent of the outstanding shares of Circuit City Group Common Stock. The Company is informed that no account managed by The Capital Group Companies, Inc. or its affiliates owns 5 percent or more of Circuit City Group Common Stock. The filing indicates that of the 8,886,290 shares beneficially owned, The Capital Group Companies, Inc. has sole voting power for 1,249,890 shares and sole dispositive power for 8,886,290.

(10) Information concerning the CarMax Group Common Stock beneficially owned by The Capital Group Companies, Inc. as of April 14, 1997, was obtained from a
     Schedule 13G dated April 15, 1997. According to this filing, the interest of one entity, Capital Research and Management Company, an investment adviser registered under the Investment Advisers Act of 1940, amounted to 2,200,000 shares or 10.1 percent of the outstanding shares of CarMax Group Common Stock. American Variable Insurance Series-Growth-Income Fund, an investment company registered under the Investment Company Act of 1940, which is advised by Capital Research and Management Company, had an interest in 1,300,000 of the 2,200,000 shares or 6.0 percent of the outstanding shares of CarMax Group Common Stock. The interest of another entity, Capital Guardian Trust Company, a wholly owned subsidiary of The Capital Group Companies, Inc., amounted to 1,194,300 shares or 5.5 percent of the outstanding shares of CarMax Group Common Stock. The filing indicates that of the 3,394,300 shares beneficially owned, The Capital Group Companies, Inc. has sole voting power for 1,085,700 shares and sole dispositive power for 3,394,300.

(11) Information concerning the CarMax Group Common Stock beneficially owned by The Equitable Companies Incorporated as of March 31, 1997, was obtained from a Schedule 13G dated April 10, 1997, filed by Equitable Companies; AXA-UAP, which beneficially owns a majority interest in Equitable Companies; and the Mutuelles AXA, as a group which beneficially owns a majority interest in AXA-UAP. According to this filing, the interest of one entity, Alliance Capital Management L. P., an investment adviser registered under the Investment Advisers Act of 1940, amounted to 5,780,110 shares or
     26.4 percent of the outstanding shares of CarMax Group Common Stock. The filing indicates that of the 6,459,310 shares beneficially owned, The Equitable Companies Incorporated has sole voting power for 6,440,060 shares, sole dispositive power for 6,455,810 shares and shared dispositive power for 3,500 shares.

                       CERTAIN INFORMATION CONCERNING THE
                     BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors held nine meetings during the fiscal year ended February 28, 1997. No director attended less than 75 percent of the aggregate number of meetings of the Board and of the committees on which he or she served except John W. Snow who attended 73 percent.

     The Audit Committee is composed of Edward Villanueva, Chairman, Richard N. Cooper, Barbara S. Feigin and Hugh G. Robinson. Three meetings were held during the fiscal year ended February 28, 1997. The functions of this Committee include making recommendations to the Board regarding the selection of independent auditors, conferring with the independent auditors and reviewing the scope and results of their work as well as the fees therefor, reviewing the Company's internal audit procedures and approving the nature and scope of non-audit services performed by the Company's independent auditors as well as the fees therefor.

     The Compensation and Personnel Committee is composed of Theodore D. Nierenberg, Chairman, Walter J. Salmon, Mikael Salovaara and John W. Snow. Seven meetings were held during the fiscal year ended February 28, 1997. The functions of this Committee include reviewing and recommending compensation programs for officers and key personnel, making awards under and administering the Company's stock incentive programs, reviewing and making recommendations with respect to senior management organization and reviewing the Company's programs for attracting and compensating management personnel at lower and middle levels.

     The Pension Investment Committee is composed of Mikael Salovaara, Chairman, Richard N. Cooper, Hugh G. Robinson, Edward Villanueva and Alan L. Wurtzel. One meeting was held during the fiscal year ended February 28, 1997. The functions of this Committee include establishing the funding policy of the Employees' Retirement Plan of Circuit City Stores, Inc. (the "Pension Plan"), appointing Pension Plan investment managers and allocating Pension Plan assets among managers for investment, employing accountants and actuaries for the Pension Plan, making recommendations to the Board concerning the appointment or removal of the Trustee for the Pension Plan, establishing investment objectives to be followed by the Trustee and investment managers and monitoring the performance of the Trustee and Pension Plan investment managers. This Committee also may make recommendations concerning investments to the Trustee and the investment managers.

     The Nominating and Structure Committee is composed of Alan L. Wurtzel, Chairman, Barbara S. Feigin, Theodore D. Nierenberg, Walter J. Salmon and John
W. Snow. Two meetings were held during the fiscal year ended February 28, 1997. The functions of this Committee include recommending candidates for election as directors and reviewing and recommending policies with regard to the size and composition of the Board. The Committee considers nominees for the Board recommended by the Company's shareholders.

     In accordance with the Company's Bylaws, a shareholder who is interested in nominating a person to the Board should submit to the Secretary of the Company written notice of his or her intent to make such nomination. Such notice must be given either by personal delivery or by United States mail, postage prepaid, not later than 120 days in advance of the annual meeting, or with respect to a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. The contents of such notice must be as specified in the Company's Bylaws, a copy of which may be obtained by any shareholder who directs a written request for the same to the Secretary of the Company.

                       COMPENSATION OF EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE. The table below sets forth for the years ended February 28, 1997, February 29, 1996, and February 28, 1995, the annual and long-term compensation for services in all capacities to the Company and its subsidiaries of those persons who at February 28, 1997, were the Company's Chief Executive Officer ("CEO") and the other four most highly compensated executive officers of the Company other than the CEO. The only stock appreciation rights ("SARs") granted were Change of Control SARs (described on page 13), which were granted in connection with each of the options. No free-standing SARs have been granted. All of the following long-term compensation awards are Circuit City Group Common Stock awards. No CarMax Group Common Stock awards were granted to the Company's CEO and other four most highly compensated executive officers through fiscal year 1997.

                                                                               LONG-TERM
                                                                          COMPENSATION AWARDS
                                                                      ---------------------------
                                              ANNUAL COMPENSATION     RESTRICTED      SECURITIES
                                              -------------------       STOCK         UNDERLYING
           NAME AND                FISCAL      SALARY      BONUS        AWARD        OPTIONS/SARS
      PRINCIPAL POSITION            YEAR         $           $            $              (#)
-------------------------------    -------    --------    -------     ----------     ------------
Richard L. Sharp                    1997      712,988     177,500             0        1,100,000
  Chairman of the Board and         1996      685,509     376,750             0          127,000
  Chief Executive Officer           1995      651,747     975,000             0          125,000

Richard S. Birnbaum                 1997      524,450      65,000             0          160,000
  Executive Vice President          1996      503,355     137,500             0           45,000
  Operations                        1995      482,322     356,250             0           50,000

John A. Fitzsimmons                 1997      489,450      42,438             0          120,000
  Senior Vice President             1996      468,356      89,513             0           30,000
  Administration                    1995      441,045     231,000             0           30,000

Michael T. Chalifoux                1997      437,130      38,063             0          120,000
  Senior Vice President,            1996      413,355      78,925             0           30,000
  Chief Financial Officer           1995      386,045     202,125             0           27,500
  and Secretary

W. Alan McCollough                  1997      428,967      37,188       796,875(1)       170,000
  President and                     1996      383,494      73,150             0           40,000
  Chief Operating Officer           1995      278,549     134,750             0           16,500

---------------

(1) Mr. McCollough was awarded 25,000 shares of restricted stock on February 20, 1997, in connection with his promotion to President and Chief Operating Officer. The amount in the above table is based on the closing price for Circuit City Group Common Stock on the date of the award which was $31.875. The stock will vest in even increments on April 20, 2000; April 20, 2001; and April 20, 2002. Dividends are paid on restricted stock during the restricted period.

     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR. The table below sets forth for the fiscal year ended February 28, 1997, the grants of Circuit City Group Common Stock options and SARs to the executive officers named in the Summary Compensation Table. The only SARs granted were Change of Control SARs (described on page 13), which were granted in connection with each of the options. No free-standing SARs have been granted.

                                                                                        POTENTIAL REALIZATION
                                                                                                VALUE
                        NUMBER OF                                                        AT ASSUMED RATES OF
                        SECURITIES       % OF TOTAL                                   STOCK PRICE APPRECIATION
                        UNDERLYING      OPTIONS/SARS                                       FOR OPTION TERM
                       OPTIONS/SARS      GRANTED TO      EXERCISE      EXPIRATION     -------------------------
                         GRANTED         EMPLOYEES       PRICE (1)        DATE            5%            10%
                       ------------     ------------     ---------     -----------    ----------     ----------
Richard L. Sharp         1,000,000          29.90%        $ 59.00        4/04/02      $        0     $        0
                           100,000           2.99           29.50        4/15/03       1,462,466      3,169,473

Richard S. Birnbaum        160,000           4.78           29.50        4/04/06       3,440,762      8,274,650

John A. Fitzsimmons        120,000           3.59           29.50        4/04/06       2,580,572      6,205,987

Michael T.
Chalifoux                  120,000           3.59           29.50        4/04/06       2,580,572      6,205,987

W. Alan McCollough         120,000           3.59           29.50        4/04/06       2,580,572      6,205,987
                            50,000           1.50           31.75        4/20/04         664,260      1,554,939

---------------

(1) The exercise price for all of the options is the fair market value of the Circuit City Group Common Stock on the date of grant except for the 1,000,000 share grant to Mr. Sharp.

     AGGREGATED OPTIONS/SAR EXERCISES AND FISCAL YEAR-END OPTION/SAR VALUE TABLE. The table below sets forth information concerning Circuit City Group Common Stock option exercises and fiscal year-end option/SAR values as of February 28, 1997, for the executive officers named in the Summary Compensation Table. The only SARs outstanding were Change of Control SARs (described on page
13).

                                                              NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED                 IN-THE-MONEY
                                                                 OPTIONS/SARS AT                   OPTIONS/SARS AT
                          NUMBER OF                             FEBRUARY 28, 1997                 FEBRUARY 28, 1997
                       SHARES ACQUIRED       VALUE        -----------------------------     -----------------------------
                         ON EXERCISE        REALIZED      EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
                       ---------------     ----------     -----------     -------------     -----------     -------------

Richard L. Sharp           296,924         $3,918,498       400,985         1,282,125       $ 5,296,803      $ 1,868,344

Richard S. Birnbaum         40,578            561,031        84,456           235,000         1,149,529          942,813

John A. Fitzsimmons              0                  0        31,125           163,125           349,781          576,094

Michael T. Chalifoux        46,822            683,269        88,283           161,875         1,170,541          560,234

W. Alan McCollough           3,788             66,825        80,728           211,250         1,163,832          538,172

     PENSION PLAN TABLE. The following table illustrates estimated annual retirement benefits payable under the Company's defined benefit pension plan (the "Pension Plan") to persons in specified compensation and years of service classifications.

                               ESTIMATED* ANNUAL PENSION FOR REPRESENTATIVE YEARS
  HIGHEST CONSECUTIVE                          OF CREDITED SERVICE
   FIVE-YEAR AVERAGE        ---------------------------------------------------------
      COMPENSATION            15          20          25          30           35
------------------------    -------     -------     -------     -------     ---------
 $  400,000.............     87,075     116,100     145,125     174,150       203,175
 $  600,000.............    132,075     176,100     220,125     264,150       308,175
 $  800,000.............    177,075     236,100     295,125     354,150       413,175
 $1,000,000.............    222,075     296,100     370,125     444,150       518,175
 $1,200,000.............    267,075     356,100     445,125     534,150       623,175
 $1,400,000.............    312,075     416,100     520,125     624,150       728,175
 $1,600,000.............    357,075     476,100     595,125     714,150       833,175
 $1,800,000.............    402,075     536,100     670,125     804,150       938,175
 $2,000,000.............    447,075     596,100     745,125     894,150     1,043,175

---------------

* The Internal Revenue Code limits the annual retirement benefits that may be paid from, and the amount of compensation that may be recognized by, the Pension Plan. For 1997, these limits are $125,000 and $160,000, respectively.

     The Pension Plan covers employees who satisfy certain age and service requirements. Benefits are based on a designated percentage of the average of compensation for the five highest of the last 10 consecutive years of employment, weighted according to years of credited service, and integrated with Social Security covered compensation. For Pension Plan purposes, compensation of participants includes base pay, bonuses, overtime and commissions and excludes amounts realized under any employee stock purchase plan or stock incentive plan. For Pension Plan purposes, compensation for those individuals listed in the Summary Compensation Table is substantially the same as the amounts listed under the Salary and Bonus headings.

     For purposes of the Pension Plan, credited years of past and future service for Messrs. Sharp, Birnbaum, Fitzsimmons, Chalifoux and McCollough will be 29, 45, 21, 29 and 28 years, respectively, at age 65.

REPORT OF COMPENSATION AND PERSONNEL COMMITTEE

COMPENSATION PHILOSOPHY

     The Compensation and Personnel Committee (the "Committee") believes that corporate performance and, in turn, shareholder value will be best enhanced by a compensation system which supports and reinforces the Company's key operating and strategic goals while aligning the financial interests of the Company's executive officers with those of the shareholders. The Company utilizes both short-term and long-term incentive compensation programs to achieve these objectives. Executive officer incentive compensation programs are tied to Company-wide achievement of annual financial goals and the market value of the Company's stock. The Committee believes that the use of Company-wide performance in setting goals promotes a unified vision for senior management and creates common motivation among the executives. For other salaried employees, the incentive compensation program is also tied to divisional, departmental or store business goals and, in some cases, individual performance.

     For the Company's 1997 fiscal year, the Committee made its compensation decisions based on a review of the Company's 1996 fiscal year performance and on the Company's budget and other projections for the 1997 fiscal year. The Committee is composed solely of independent directors.

     The Company is subject to Internal Revenue Code provisions that may limit the income tax deductibility of certain forms of compensation paid to the executive officers named in the Summary Compensation Table which precedes this report. These provisions allow full deductibility of certain types of performance-based compensation. The Company's compensation practices, to the extent practicable, provide the maximum deductibility for compensation payments. Payments under the Annual Performance-Based Bonus Plan ("Bonus Plan") and awards under the Stock Incentive Plan qualify for deductibility under these provisions of the Internal Revenue Code.

COMPONENTS OF THE EXECUTIVE COMPENSATION PROGRAM

     The Company's compensation program for executive officers consists generally of three components: base salary, an annual performance-based cash bonus and stock incentives, principally in the form of stock options. In making compensation decisions for the 1997 fiscal year, the Committee compared the compensation of the Company's executive officers with compensation of officers at certain other retail companies and utilized a nationally known compensation consultant. The companies in the compensation peer group are among the companies included in the Retail Stores-Composite and the S&P 500 indexes used in the Performance Graph that follows this report. The compensation peer group consists of the same companies that were used for comparison in prior years.

     The Committee generally compares the Company and the compensation peer group based on various one-year and five-year performance measures, including return on average shareholders' equity, sales growth, net income growth and earnings per share growth. Although the Committee has not established any particular level at which the Company's compensation will be set in respect to the compensation peer group, the Committee believes that the total compensation of the named executive officers is supported by the Company's competitive comparisons on the short and long-term performance factors and is appropriate given the Company's overall performance. The individual elements of the executive compensation program are addressed below.

ANNUAL SALARY

     Each year the Committee establishes salaries for executive officers. Such salaries are based on proposals submitted by the Company's Chief Executive Officer ("CEO") for annual salary for the executive officers other than himself. The Committee believes that the annual renumeration for executive officers should be set so that a large percentage of total cash compensation is at risk under the incentive programs.

     In evaluating the CEO's proposals, the Committee considers, among other factors, (1) a qualitative evaluation of the individual executive officer's performance provided by the CEO, (2) the Company's performance in relation to its target financial goals for the prior fiscal year, and (3) a comparison with salaries for comparable positions paid by companies in the compensation peer group.

ANNUAL PERFORMANCE-BASED BONUS

     All salaried employees, except the Company's executive officers, are eligible to receive cash bonuses under an annual performance-based incentive program ("Incentive Program") established each year by the Committee and approved by the Board of Directors. The Incentive Program is designed to motivate the Company's employees to achieve the Company's annual operating and financial goals. The executive officers participate in the Bonus Plan. The Bonus Plan allows the Committee to establish performance goals based on pre-tax earnings ("PTE"), earnings per share ("EPS") or both.

     For the 1997 fiscal year, the bonus awards under the Bonus Plan and the Incentive Program were based upon the Company's achievement of its target financial goals for EPS and PTE. The target EPS and PTE goals were established early in the fiscal year as part of the Company's budgeting process and were subject to approval and modification by the Committee. Consistent with the Committee's compensation philosophy of tying a large percentage of total compensation to performance, the potential maximum bonus of each executive officer was a significant percentage of that individual's salary for the year. For the 1997 fiscal year, the target bonus amounts ranged from 35 percent of base salary, in the case of less senior executive officers, to 100 percent of base salary, in the case of the CEO. The target bonus percentages were the same as for the 1996 fiscal year for all levels of executive officers.

     The amount of bonus payments depends upon the extent to which the Company achieves its target financial goals for the year. For the 1997 fiscal year, if the Company did not achieve 85 percent of the goal, no bonuses would be earned. For performance above the target, an additional bonus would be paid with a maximum bonus of 150 percent of the target bonus.

     In establishing the annual salary and potential bonuses for named executive officers for the 1997 fiscal year, the Committee compared the projected amounts payable with the compensation paid by the compensation peer group. The Committee believes that this compensation for the named executive officers is reasonable in light of the Company's overall performance for both one-year and five-year periods.

     The Company's performance for the 1997 fiscal year was below the minimum goals for payment of bonuses that had been set under the Bonus Plan and the Incentive Program at the beginning of the year, so that no bonuses were earned under those plans. In evaluating bonuses for the 1997 fiscal year, the Committee reviewed the Company's performance in comparison with the performance of several significant retail competitors. The Committee determined that the Company's relative performance for the 1997 fiscal year was substantially better than these competitors. In light of the Company's achievements in a period of difficult industry conditions, the Committee determined that a special bonus should be paid that was 25% of the bonuses targeted under the Bonus Plan and the Incentive Program. The Committee believes that the payment of this bonus is consistent with the philosophy of rewarding above-average performance by the Company in comparison to its peers.

LONG-TERM INCENTIVE COMPENSATION

     Long-term incentive compensation is provided by grants under the Company's Stock Incentive Plan, which are offered broadly to salaried employees. For executive officers, grants under the Stock Incentive Plan are made principally in the form of non-qualified stock options. Restricted stock awards were made primarily to salaried employees below the level of vice president during the 1997 fiscal year, except in the case of hiring grants and significant promotions.

     The Committee considers stock options to be an important means of ensuring that executive officers have a continuing incentive to increase the long-term profitability of the Company and the value of the Company's stock. Such options generally vest and become exercisable ratably over a period of four years from the date of grant. The number of options to be granted to a particular executive officer is determined by the Committee. The Committee primarily uses a formula based on an individual's target bonus for the fiscal year and the market price of the Company's stock. Compared to the compensation peer group, the compensation of executive officers of the Company has been more heavily weighted toward long-term incentives in the form of stock options. Because the value of stock options is entirely a function of increases in the value of the Company's stock, the Committee believes that this component of the Company's compensation arrangement closely aligns the interests of the executive officers with those of the Company's shareholders.

     During the 1997 fiscal year, the Committee implemented a program of special stock option grants for the named executive officers other than the CEO. This program is intended to encourage a five-year employment commitment from these senior executives. The Committee believes that this commitment will support the goal of increasing shareholder value by helping to preserve the successful management team. The aggregate grant for the other named executive officers was approximately five times the annual grant that would have been made for the 1997 fiscal year for the four officers under the Committee's customary grant practices under the Stock Incentive Plan. The grant was in lieu of the regular grants for the 1997 fiscal year and at least a portion of the grants for the next four years for these officers. The options vest over eight years (with vesting weighted to the later years) and have a 10-year term. These options otherwise contain provisions found in the Company's customary annual grants. These grants were described to shareholders in connection with amendments to the Stock Incentive Plan that were approved by shareholders at the Company's 1996 Annual Meeting. The option grants originally related to the Company's Common Stock which has now been redesignated as Circuit City Group Common Stock.

     During the 1997 fiscal year, the Company obtained shareholder approval for the issuance of grants under the Stock Incentive Plan for the Company's new series of Common Stock, the CarMax Group Common Stock, that reflects the performance of the Company's CarMax business. The Committee's current intention is to issue grants for the CarMax Group Common Stock to those employees who are employed in or provide significant services to the CarMax business.

OTHER MATTERS

     To maintain compensation competitiveness and to create a retirement program that restores benefits for the Company's more senior executives who are affected by the Internal Revenue Code limits on benefits provided under the Company's Pension Plan, the Committee evaluated and recommended adoption of a retirement benefit restoration plan. Subject to an annual limit, the benefit restoration plan and the Pension Plan together provide benefits to all employees affected by the Internal Revenue Code limits at approximately the same percentage of compensation as for other employees. The Board has approved the benefit restoration plan, which is expected to be implemented in the 1998 fiscal year. The named executive officers will participate in this plan.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

     The Committee determined the compensation of Richard L. Sharp, the Company's Chairman and CEO, for the 1997 fiscal year in a manner consistent with the guidelines and policies described above. The Committee approved an increase in Mr. Sharp's salary of approximately 4 percent and kept his performance bonus target at 100 percent of salary. Mr. Sharp participated in the special bonus grant described above at the minimum level that had been targeted under the Bonus Plan. The Committee believes that Mr. Sharp's leadership was instrumental in the Company's outperforming its peers and that he should participate in the bonus in the same manner as the other named officers.

     Mr. Sharp received an annual stock option grant for the 1997 fiscal year under the same grant practices as were used for the 1996 fiscal year. The Committee also made a special long-term stock option grant to Mr. Sharp under the Stock Incentive Plan. This option is designed to promote and reward only extraordinary long-term performance by the Company which the Committee believes will be substantially dependent upon Mr. Sharp's leadership. Mr. Sharp must stay with the Company for at least five years to obtain the benefit of the option, which will expire after six years. The exercise price for the option is $59 which was twice the recent trading price range of the Company's stock when the option was granted. Therefore, the option will only have value if the Circuit City Group Common Stock more than doubles in price within six years. This grant and amendments to the Stock Incentive Plan to enable the grant to be made were described in connection with amendments to the Stock Incentive Plan that were approved by shareholders at the Company's 1996 Annual Meeting.

                                        COMPENSATION AND PERSONNEL COMMITTEE

                                            Theodore D. Nierenberg, Chairman
                                                    Walter J. Salmon
                                                    Mikael Salovaara
                                                      John W. Snow

PERFORMANCE GRAPH


                TOTAL RETURN TO SHAREHOLDERS

Fiscal Year                        1992    1993    1994    1995   1996    1997

Circuit City Group Common Stock   100.00  152.49  122.36  139.87  192.36  203.75
S&P 500 Index                     100.00  110.65  119.88  128.70  173.36  218.72
S&P Retail Stores Composite       100.00  114.76  115.01  105.32  116.25  143.06

The Company's CarMax Group Common Stock began trading on February 4, 1997. The cumulative total return at February 28, 1997, for the CarMax Group Common Stock was 94.71 as compared with 100.20 for the S&P 500 Index and 107.21 for the S&P Retail Stores Composite for the same period.


EMPLOYMENT AGREEMENTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company has employment agreements with each of the executive officers named in the Summary Compensation Table. Generally, these agreements provide for annual salary review and participation in the Company's bonus, stock incentive and other employee benefit programs. They also provide for continuation of base salary for specified periods following termination by the Company without cause (two years in the case of Mr. Sharp, one year for the other named executive officers). In such circumstances, the agreements also generally provide that the employee will be paid any bonus to which he would otherwise be entitled for that year, such bonus to be prorated if termination occurs in the first six months of the year. The salary continuation generally extends for another year if the termination without cause follows a change of control. The Company's salary continuation obligation will decrease by up to 50 percent if the individual secures alternative employment; however, no decrease will occur if the termination is related to a change of control. In addition, if the employee voluntarily terminates the employment relationship within one year following a change of control, the employee will be entitled to continuation of base salary for a specified period of time (two years in the case of Mr. Sharp, one year for the other named executive officers) and potential payment of a bonus as indicated above. Each agreement contains provisions confirming the employee's obligation to maintain the confidentiality of proprietary information and not to compete with the Company for a specified period of time after the termination of his employment. The agreement with Mr. Birnbaum became effective in 1983. The agreement with Mr. Fitzsimmons became effective in 1988. The agreements with Messrs. Sharp and Chalifoux became effective in 1986 and 1989, respectively. The agreement with Mr. McCollough became effective in 1995. The current base salaries of Messrs. Sharp, Birnbaum, Fitzsimmons, Chalifoux and McCollough under their employment agreements are $710,000, $520,000, $485,000, $435,000 and
$550,000, respectively.

     The named executive officers have been granted SARs in connection with the stock options granted to them under the Company's stock incentive plans. The SARs are Change of Control SARs that may only be exercised in the event of a change of control. The options also provide for accelerated vesting in the event of a change of control. Upon exercise of the SAR and the surrender of the related option, the holder is entitled to receive cash from the Company in the amount of the difference between the option exercise price and the market value of the Common Stock at the time of exercise, which value is determined by a formula designed to take into account the effect of the change of control. As of February 28, 1997, all outstanding Common Stock options and SARs relate to Circuit City Group Common Stock.

                           COMPENSATION OF DIRECTORS

     Directors who are not employees receive annual compensation of $22,000, plus $1,000 for attendance at each Board meeting and $500 for attendance at each committee meeting. Directors who serve as committee chairmen receive additional annual compensation of $2,000. Mr. Wurtzel and employees who are also directors do not receive directors' fees.

     Directors who are not full-time employees of the Company also receive awards under the 1989 Non-Employee Directors Stock Option Plan (the "1989 Plan"). Stock option grants under the 1989 Plan are automatic and under the 1989 Plan, as currently in effect, relate only to Circuit City Group Common Stock. Every year on the date of the annual meeting of the Company's shareholders, stock options are automatically granted to each eligible director. If elected on a date other than the annual meeting date, a director also may be entitled to a grant at that time depending on the amount of time between the election and the next annual meeting. The options generally become exercisable three years after the date of the grant. The 1989 Plan currently provides that the number of shares of Circuit City Group Common Stock subject to the options will be such that the exercise price of the options multiplied by such number of shares is as near as possible to, but does not exceed, $75,000. The exercise price of options granted under the 1989 Plan is the fair market value of the Circuit City Group Common Stock on the date of the option grant. A like number of Change of Control SARs are automatically granted in connection with each stock option grant. See "Item Two -- Proposal to Amend and Restate the 1989 Non-Employee Directors Stock Option Plan" for information concerning certain proposed amendments to the 1989 Plan.

     On June 18, 1996, nine non full-time employee members of the Board of Directors were each granted 2,033 Circuit City Group Common Stock options under the 1989 Plan at an option price of $36.875 per share.

     Mr. Wurtzel, who formerly was employed by the Company as Chief Executive Officer, has an agreement with the Company relating to the cessation of his employment by the Company. Under the agreement, the Company agreed to pay Mr. Wurtzel the lump sum of $56,565 plus $11,275 in monthly installments from February 1996 to September 1998. He also receives annual perquisites valued at approximately $65,000. The installment payments will be adjusted to reflect changes over the term of the agreement in the value of certain employee benefits which they were designed to replace. If Mr. Wurtzel dies while the agreement is still in effect, his beneficiary will continue to receive half the remaining payments that would have been made to him under the agreement. Mr. Wurtzel also executed a non-compete and confidentiality agreement that will be effective during the term of the agreement.

                            SECTION 16(A) COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than 10 percent shareholders are required by regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Form 5 for specified fiscal years, the Company believes that all its officers, directors and greater than 10 percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1997.

                 ITEM TWO -- PROPOSAL TO AMEND AND RESTATE THE
                 1989 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

INTRODUCTION

     The Board of Directors and shareholders of the Company have previously approved the 1989 Non-Employee Directors Stock Option Plan and various amendments to the plan (the plan, as amended to date, is referred to in this discussion as the "1989 Plan"). The 1989 Plan is intended to encourage ownership in the Company by members of the Board of Directors who are not full-time employees of the Company, in order to give them an identity of interests with shareholders of the Company and to provide them with an incentive to continue as directors of the Company. The basic operation of the 1989 Plan is described under "Compensation of Directors."

     In 1997, the Board of Directors approved, subject to shareholder approval, certain amendments to the 1989 Plan and the restatement of the 1989 Plan, as amended. The amendments are summarized below. The summary is qualified by reference to the complete text of the proposed amended and restated 1989 Plan, which is set forth in Exhibit A. In general, the purpose of the amendments is to cause a portion of the directors' 1997 and future annual grants under the 1989 Plan to be in the form of options to purchase Circuit City Group Common Stock and a portion of such grants to be options to purchase CarMax Group Common Stock.

AMENDMENTS

     The 1989 Plan amendments proposed for shareholder approval are as follows:

     (1) The Common Stock reserve for the 1989 Plan is expanded to include 50,000 shares of CarMax Group Common Stock. There are presently approximately 50,000 shares of Circuit City Group Common Stock available for grant under the 1989 Plan.

     (2) The annual grant to non-employee directors will continue to be options (and related change of control SARs) with an aggregrate exercise price of $75,000. However, instead of being entirely in Circuit City Group Common Stock options, the grant will be divided between Circuit City Group Common Stock options and CarMax Group Common Stock options based on the Market Capitalization (as defined below) of each series of Common Stock. The number of shares of each series of Common Stock subject to the options shall be determined by dividing
(i) the product of the Applicable Series Percentage (as defined below) and $75,000 by (ii) the Share Value Price (as defined below) of the relevant series of Common Stock. The "Applicable Series Percentage" shall be determined by dividing the Market Capitalization of the relevant series of Common Stock as of the grant date by the aggregate Market Capitalization of all outstanding series of Common Stock on such date. The "Market Capitalization" of a series of Common Stock as of any date shall mean the product of (i) the Share Value Price of the series on such date and (ii) the number of Shares of the series outstanding on such date. The "Share Value Price" means the last reported sale price per share for the series on the New York Stock Exchange (or the exchange on which such shares are then traded) on the date of grant, or, if the shares did not trade on the date of grant, on the last day before the date of grant on which such shares traded. An example of the application of the new formula is shown below under "Effect of Amendments on Directors."

     (3) Various housekeeping amendments are included to take into account the fact that the options granted under the 1989 Plan will involve both Circuit City Group Common Stock and CarMax Group Common Stock.

FEDERAL INCOME TAX CONSEQUENCES

     A director generally will not incur federal income tax when he or she is granted a stock option or an SAR under the 1989 Plan. Upon exercise of a stock option or SAR, the director generally will recognize ordinary income equal to the difference between the fair market value of the relevant series of Common Stock on the date of the exercise and the exercise price. A director delivering shares of Common Stock instead of cash to pay the exercise price under an option will not have to recognize a taxable gain on any appreciation in value of the shares delivered.

     The Company usually will be entitled to a business expense deduction at the time of and in the amount that the recipient of a grant under the 1989 Plan recognizes ordinary income in connection therewith. As stated above, this occurs upon the exercise of stock options or SARs.

     This summary of federal income tax consequences of stock options and SARs granted under the 1989 Plan does not purport to be complete. State, local and foreign income taxes also may be applicable to the transactions described above.

EFFECT OF AMENDMENTS ON DIRECTORS

     On the date of the 1997 annual meeting, assuming the nominees named in this proxy statement are elected, the following directors will receive option grants under the 1989 Plan: Mr. Cooper, Ms. Feigin and Messrs. Robinson, Salmon, Salovaara, Snow, Villanueva and Wurtzel. The number of shares of Circuit City Group Common Stock and CarMax Group Common Stock subject to these options will be determined as set forth under "Amendments" above. A like number of change of control SARs will be automatically granted in connection with each stock option grant.

     Based on the closing prices of the Circuit City Group Common Stock and the CarMax Group Common Stock on the New York Stock Exchange on May 2, 1997, and the number of shares of each series outstanding on such date and assuming identical conditions were to prevail on the date of the 1997 annual meeting, each eligible director would receive 1,779 Circuit City Group Common Stock options at an exercise price of $38.875 per share and 396 CarMax Group Common Stock options at an exercise price of $14.75 per share.

VOTE REQUIRED

     The amendment and restatement of the 1989 Plan will be approved if the votes cast in favor of approval at the annual meeting exceed the votes cast against approval.

     THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 1989 PLAN IS IN THE BEST INTEREST OF ALL SHAREHOLDERS AND, ACCORDINGLY, RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT AND RESTATEMENT.

           RELATIONSHIP WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     KPMG Peat Marwick LLP served during the Company's fiscal year ended February 28, 1997, as the Company's independent certified public accountants and has been selected as the Company's independent certified public accountants for the current fiscal year. Representatives of KPMG Peat Marwick LLP will be present at the meeting of the Company's shareholders. Such representatives will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                                 OTHER BUSINESS

     If any other business properly comes before the meeting, your proxy may be voted by the persons named in it in such manner as they deem proper.

     At this time the Company does not know of any other business that will be presented to the meeting.

                   PROPOSALS BY SHAREHOLDERS FOR PRESENTATION
                           AT THE 1998 ANNUAL MEETING

     Section 1.3 of the Company's Bylaws provides that, in addition to other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must give timely written notice to the Secretary or an Assistant Secretary at the principal office of the Company. Any such notice must be received (i) on or after March 1st and before April 1st of the year in which the meeting will be held, if clause (ii) is not applicable, or
(ii) not less than 60 days before the date of the meeting if the date for such meeting prescribed in the Bylaws has been changed by more than 30 days. The shareholder's notice shall set forth (i) the name and address, as they appear on the Company's stock transfer books, of the shareholder, (ii) the class and number of shares of stock of the Company beneficially owned by the shareholder,
(iii) a representation that the shareholder is a shareholder of record at the time of the giving of the notice and intends to appear in person or by proxy at the meeting to present the business specified in the notice, (iv) a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented and the reasons for wanting to conduct such business and (v) any interest which the shareholder may have in such business.

     Proposals that any shareholder desires to have included in the proxy statement for the 1998 annual meeting of shareholders must be received by the Company no later than January 9, 1998.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED FEBRUARY 28, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED BY ANY SHAREHOLDER AFTER MAY 31, 1997, FREE OF CHARGE, UPON WRITTEN REQUEST TO OFFICE OF THE CORPORATE SECRETARY, CIRCUIT CITY STORES, INC., 9950 MAYLAND DRIVE, RICHMOND, VIRGINIA 23233, OR BY CALLING (804) 527-4022.

                                          By Order of the Board of Directors

                                          /s/ MICHAEL T. CHALIFOUX
                                          -------------------------------
                                          Michael T. Chalifoux, SECRETARY

May 9, 1997

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EXHIBIT A

                           CIRCUIT CITY STORES, INC.
                              AMENDED AND RESTATED
                 1989 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                          (AS PROPOSED TO BE AMENDED)

     1. PURPOSE. The purpose of this Non-Employee Directors Stock Option Plan (the "Plan") of Circuit City Stores, Inc. (the "Company") is to encourage ownership in the Company's common stock, par value $.50 per share (the "Common Stock"), including both the Circuit City Stores, Inc. -- Circuit City Group Common Stock (the "Circuit City Group Stock") and the Circuit City Stores, Inc. -- CarMax Group Common Stock (the "CarMax Group Stock"), by non-employee members of the Board of Directors (the "Board") of the Company, in order to promote long-term shareholder value and to provide non-employee members of the Board with an incentive to continue as directors of the Company. The Plan conforms to the provisions of Securities and Exchange Commission Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934 (the "1934 Act"), as presently in effect.

     2. ADMINISTRATION. The Plan shall be administered by the Board. Grants of stock options ("Options") and stock appreciation rights ("SARs") under the Plan shall be automatic as described in Sections 7 and 8, respectively. However, the Board shall have all powers vested in it by the terms of the Plan, including, without limitation, the authority (within the limitations described herein) to prescribe the form of the agreement embodying awards of Options and SARs under the Plan, to construe the Plan, to determine all questions arising under the Plan, and to adopt and amend rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done by him or any other member of the Board in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

     3. PARTICIPATION IN THE PLAN. Each director of the Company who is not a full-time employee of the Company or any parent or subsidiary corporation shall be eligible to participate in the Plan.

     The terms "parent corporation" and "subsidiary corporation," as used in this Plan, shall have the meanings given them in Sections 424(e) and (f) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

     4. STOCK SUBJECT TO THE PLAN. The Company has reserved an aggregate of 250,000 shares of Circuit City Group Common Stock and 50,000 shares of CarMax Group Common Stock (collectively, the "Shares") for issuance pursuant to the exercise of Options granted under the Plan. The aggregate number of shares of each series of Common Stock reserved is subject to future adjustments as hereinafter provided in Section 13. The aggregate number of Shares of each series of Common Stock reserved shall be reduced by the issuance of Shares of such series upon the exercise of Options but shall not be reduced if Options, for any reason, expire or terminate unexercised.

     5. NON-STATUTORY STOCK OPTIONS. All Options granted under the Plan shall be non-statutory in nature and shall not be entitled to special tax treatment under
Section 422 of the Internal Revenue Code.

     6. OPTION EXERCISE PRICE. The exercise price of an Option shall be the fair market value of the Shares of the series of Common Stock subject to such Option on the date the Option is granted, which shall be the last reported sale price per share of such Shares (the "Share Value Price") on the New York Stock Exchange (or the exchange on which such Shares are then traded) on the date of grant, or, if the Shares did not trade on the date of grant, on the last day before the date of grant on which such Shares traded.

     7. TERMS, CONDITIONS AND FORM OF STOCK OPTIONS. Each Option shall be evidenced by a written agreement in such form as the Board shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions:

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     (a) On the date of each annual meeting of shareholders, commencing with the annual meeting of shareholders to be held in 1997, each director of the Company who is continuing to serve as a director or who has been elected to serve as a director for the next following year shall automatically be granted Options to purchase a number of Shares of each series of Common Stock that is outstanding on such date computed as follows: The number of shares of any series of Common Stock subject to such Options shall be determined by dividing (i) the product of the Applicable Series Percentage (as defined below) and $75,000 by (ii) the Share Value Price of such series of Common Stock. The "Applicable Series Percentage" shall be determined by dividing the Market Capitalization (as defined below) of the relevant series of Common Stock as of such date by the aggregate Market Capitalization of all outstanding series of Common Stock on such date. The "Market Capitalization" of a series of Common Stock as of such date shall mean the product of (i) the Share Value Price of such series of Common Stock on such date and (ii) the number of Shares of such series of Common Stock outstanding on such date. In addition, each director who is elected or appointed to serve at a date other than the date of the Company's annual meeting of shareholders, and whose date of election or appointment occurs more than six months before the next regularly scheduled shareholders' meeting shall automatically be granted Options to purchase a number of Shares of each series of the Common Stock that is outstanding on such date computed as set forth above on the date of his election or appointment. The number of Shares subject to each Option computed as set forth above shall be rounded up or down to a whole number such that the aggregate exercise price of all Options granted to a director on a particular date is as near as possible to, but does not exceed, $75,000.

     (b) An Option shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by the optionee or by his guardian or legal representative. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his lifetime, whether by operation of law otherwise, or be made subject to execution, attachment or similar process.

     (c) No Option may be exercised:

          (i) before the Plan is approved by the shareholders of the Company;

          (ii) in the case of all Options outstanding on or granted after February 10, 1995, until the business day immediately preceding the day of the third annual meeting after the date the Option is granted unless the Option is granted other than on an annual meeting date in which case the Option may not be exercised until the business day immediately preceding the day of the third annual meeting after the Company's last annual meeting of shareholders occurring before the date the Option was granted; provided, however, that if (A) an optionee ceases to be a director (x) after he has completed six years of service with the Company as a director or (y) on account of his death (whether or not he has completed six years of service), the optionee may exercise any or all of his outstanding Options at any time (subject to the limitations of subsections (i), (iii) and (v) of this Section) or (B) a Change in Control (defined in Section 8(j)) occurs, the optionee may exercise any or all of his outstanding Options at any time (subject to the limitations of subsections (i), (iii) and (v) of this Section);

          (iii) after the expiration of seven (7) years from the date the Option is granted; provided, however, that each Option shall be subject to termination before its date of expiration as hereinafter provided;

          (iv) except by written notice to the Company at its principal office, stating the number of shares the optionee has elected to purchase, accompanied by payment in cash, by delivery to the Company of Shares of the same series of Common Stock as the Shares to which the Option relates (valued at fair market value on the date of exercise) in the amount of the full Option exercise price for the Shares being acquired thereunder or in any combination thereof; and

          (v) except at such time as an optionee is a director of the Company; provided, however, that once an Option has become exercisable, if the optionee later ceases to be a director of the Company, the Option may be exercised after the date the optionee ceased to be a director at any time that is within a period equal to the number of years of the director's service on the Board divided by five (5) (rounded down to the next full integer) plus one (1) year, provided that the Option must be exercised before its date of expiration pursuant to (iii) above.

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     (d) The Company shall not be required to issue or deliver any Shares of its
Common Stock purchased upon the exercise of any part of an Option before (i) the admission of such Shares to listing on the New York Stock Exchange; (ii) completion of any registration or other qualification of such Shares under any state or federal law or regulation that the Company's counsel shall determine is necessary or advisable, and (iii) compliance by the Company with such other legal requirements as the Company's counsel shall advise is necessary or advisable.

     (e) Notwithstanding anything herein to the contrary, Options shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3, or any replacement rule adopted pursuant to the provisions of the 1934 Act, as the same now exists or may, from time to time, be amended.

     8. CHANGE OF CONTROL STOCK APPRECIATION RIGHTS. Each director of the Company who is granted an Option under Section 7 shall automatically be granted SARs in connection with the grant of such Option. SARs shall be evidenced by a written agreement in such form as the Board shall from time to time approve, which shall comply with and be subject to the following terms and conditions:

     (a) SARs shall entitle the optionee, upon exercise of all or any part of the SARs, to surrender to the Company unexercised that portion of the underlying Option relating to the same number of Shares covered by the SARs (or the portion of the SARs so exercised) and to receive in exchange from the Company an amount equal to the excess of (x) the fair market value on the date of exercise of the Shares covered by the surrendered portion of the underlying Option over (y) the exercise price of the Shares covered by the surrendered portion of the underlying Option.

     (b) Upon the exercise of an SAR and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, shall not thereafter be exercisable.

     (c) SARs by their terms shall become fully and immediately exercisable only following a Change of Control (defined in subsection (j) below). The terms of the underlying Option shall provide that the fair market value of the Shares on the date of exercise shall be the greater of (x) or (y) below:

          (x) the closing price of the Shares on the New York Stock Exchange (or the exchange on which the shares are then traded) on the business day immediately preceding the day of exercise;

          (y) the highest closing price of the Shares on the New York Stock Exchange (or the exchange on which the shares are then traded) during the 90 days immediately preceding the Change of Control.

     (d) An SAR shall be exercisable only to the extent that the related Option is exercisable.

     (e) An SAR may only be exercised at a time when the fair market value of the Shares covered by the SAR exceeds the exercise price of the Shares covered by the underlying Option.

     (f) The Company's obligation arising upon the exercise of an SAR shall be paid in cash.

     (g) SARs by their terms may be exercised only within the 90-day period immediately following the Change of Control; provided, however, that SARs may not be exercised before the Plan is approved by the shareholders of the Company, before six months elapse from the date they are awarded or after the date on which the Options to which they relate expire.

     (h) SARs by their terms shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercisable during the lifetime of the optionee only by the optionee or by his guardian or legal representative.

     (i) SARs may be exercised by giving written notice to the Company at its principal office, stating the numbers of SARs the optionee has elected to exercise.

     (j) For purposes of this Plan, the term "Change of Control" means the occurrence of either of the following events: (i) a third person, including a "group" as defined in Section 13(d)(3) of the 1934 Act, becomes, or obtains the right to become, the beneficial owner of Company securities having 20 percent or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other

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business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before such transactions shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

     9. DEATH OF OPTIONEE. In the event of the death of an optionee at a time when Options granted to such optionee hereunder are outstanding and exercisable, the personal representative of the estate of the optionee may exercise such Options in the same manner as could the optionee before death; provided, however, that no such Option may be exercised after the earlier of (i) the first anniversary of the optionee's death and (ii) the expiration date of the Option under Section 7(c)(iii).

     10. MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. The Board shall have the power to modify, extend or renew any outstanding Option, provided that any such action may not have the effect of changing the Option exercise price or the number of Shares subject to the Option or altering or impairing any rights or obligations of any person under any Option previously granted without the consent of the optionee.

     11. TERMINATION. The plan shall terminate upon the earlier of:

     (a) the adoption of a resolution of the Board terminating the Plan; or

     (b) December 31, 2001.

     No termination of the Plan shall without the optionee's consent materially and adversely affect any of the rights or obligations of any optionee under any Option previously granted under the Plan.

     12. LIMITATIONS OF RIGHTS.

     (a) Neither the Plan nor the granting of an Option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain any person as a director for any period of time.

     (b) An optionee shall have no rights as a shareholder with respect to Shares covered by his Options until the date of exercise of the Option, and, except as provided in Section 13, no adjustment will be made for dividends or other rights for which the record date is before the date of such exercise.

     13. CHANGES IN CAPITAL STRUCTURE. Appropriate adjustments shall be made to the price of the Shares and the number (and, if necessary, the series) of Shares subject to outstanding Options and the number of Shares of each series of Common Stock issuable under the Plan if there are any changes in the Company's Common Stock by reason of stock dividends, stock splits, reverse stock splits, recapitalization, mergers, or consolidations.

     14. EFFECTIVE DATE OF THE PLAN. Subject to the approval of the shareholders of the Company, the Plan shall be effective on the date the Plan is adopted by the Board.

     15. AMENDMENT TO THE PLAN. The Board may suspend or discontinue the Plan or revise or amend the Plan in any respect; provided that, if and to the extent required by Rule 16b-3, no revision or amendment to Section 7(a) of this Plan shall be made less than six months after the last such revision or amendment, and no revision or amendment shall be made that increases the total number of Shares reserved for issuance pursuant to Options under the Plan subject to the Plan (except as provided in Section 13), expands the class of persons eligible to receive Options, or materially increases the benefits accruing to optionees under the Plan, unless such change is authorized by shareholders.

     16. NOTICE. Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Secretary of the Company and delivered personally or mailed first class, postage prepaid to the Company at its principal business address.

     17. MISCELLANEOUS. By accepting any Option or other benefit under the Plan, each optionee and each person claiming under or through such person shall be conclusively deemed to have given his acceptance and ratification of, and consent to, any action taken with respect thereto by the Company or the Board.

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                           CIRCUIT CITY STORES, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                 JUNE 17, 1997

    The undersigned, having received the Annual Report to the Shareholders and the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement dated May 9, 1997, hereby appoints Richard L. Sharp and Robert L. Burrus, Jr., and each of them, proxies, with full power of substitution, and hereby authorizes them to represent and vote the shares of Circuit City Group Common Stock and/or CarMax Group Common Stock of Circuit City Stores, Inc. (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on Tuesday, June 17, 1997, at 10:00 a.m., Eastern Daylight Time, and any adjournment thereof, and especially to vote as set forth below.

    1. ELECTION OF DIRECTORS

    [ ] FOR all nominees listed for the terms  [ ] WITHHOLD AUTHORITY to vote
        set forth in the Proxy Statement           for all nominees listed

         Nominees: Michael T. Chalifoux, Barbara S. Feigin, Edward Villanueva

         To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.

    -------------------------------------------------------------------------

    2. Approval of the amendment and restatement of the 1989 Non-Employee Directors Stock Option Plan.

         [ ] FOR               [ ] AGAINST               [ ] ABSTAIN

                             (continued on reverse)

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    3. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments thereof.

    If you specify a choice as to the action to be taken on an item, this proxy will be voted in accordance with such choice. If you do not specify a choice, it will be voted for the named nominees in the proxy statement and for item 2.

    Any proxy or proxies previously given for the meeting are revoked.

                                        Dated:___________________________, 1997

                                              ---------------------------------
                                              (Signature)

                                              ---------------------------------
                                              (Signature if held jointly)

                                              Please sign exactly as the name
                                              appears hereon.

                                              [ ] I plan to attend the meeting.

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED
                                   ENVELOPE.